APPENDIX I THE COMPANIES LAW (2010 REVISION) COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF ATLAS FINANCIAL HOLDINGS, INC. 1. The name of the Company is Atlas Financial Holdings, Inc. (the “Company”). 2. The registered office of the Company will be situated at the offices of Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, or at such other location as the Directors may from time to time determine. 3. The objects for which the Company is established are unrestricted and, except as prohibited or limited by the laws of the Cayman Islands (the “Law”), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers of a natural person or body corporate in any part of the world whether principal, agent, contractor or otherwise. 4. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands. The Company will not have any substantial business activities in the Cayman Islands. 5. The liability of the members of the Company is limited to the amount, if any, unpaid on the shares respectively held by them. 6. The capital of the Company is US$1,000,0002,600,000 divided into 266,666,667800,000,001 ordinary shares of par value US$0.003 each, 100,000,000 preferred shares of par value US$0.001 each, and 33,333,33333,333,334 restricted voting common shares of par value US$0.003 each provided always that subject to the Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. EAST\184320735.3EAST\184320735.4

7. The Company may exercise the power contained in Section 206 of the Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction. EAST\184320735.3EAST\184320735.4

APPENDIX II THE COMPANIES LAW (2010 REVISION) COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF ATLAS FINANCIAL HOLDINGS, INC. TABLE A The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Law shall not apply to Atlas Financial Holdings, Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company. INTERPRETATION 1. In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context: “Aggregate Votes” means the aggregate of the votes eligible to be voted at a general meeting of the Company; “Articles” means these articles of association of the Company, as amended or substituted from time to time and any reference to a numbered Article, shall be to such article as so numbered in these Articles; “Auditors” means the auditors of the Company appointed from time to time by Ordinary Resolution in accordance with these Articles; “business day” means any day other than a Saturday, Sunday or statutory holiday in the State of Delaware and City of Toronto or such other day as the Directors may determine from time to time; “Cdn$” means a dollar in the lawful currency of Canada; “Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company; “Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof; “Investment Account” shall have the meaning ascribed to it in Article 117 herein; “Law” means the Companies Law of the Cayman Islands (as amended); EAST\184320735.3EAST\184320735.4

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time; “Office” means the registered office of the Company as required by the Law; “Ordinary Resolution” means a resolution: (a) passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed; “Ordinary Share” means an ordinary share of a par value of US$0.001 in the capital of the Company and having the rights provided for in these Articles; “paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up; “Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires; “Preferred Share” means a redeemable preferred share of a par value of US$0.001 in the capital of the Company and having the rights provided for in these Articles; “Register” means the register of Members of the Company required to be kept pursuant to the Law; “Restricted Voting Common Share” means a restricted voting common share of a par value of US$0.001 in the capital of the Company and having the rights provided for in these Articles; “Seal” means the common seal of the Company (if adopted) including any facsimile thereof; “Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company; “Share” means any share in the capital of the Company including an Ordinary Share, a Preferred Share or a Restricted Voting Common Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require; EAST\184320735.3EAST\184320735.4

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending the issue to such subscriber of the subscriber Share or Shares; “Share Premium Account” means the share premium account established in accordance with these Articles and the Law; “signed” means bearing a signature or representation of a signature affixed by mechanical means; “Special Resolution” means a special resolution of the Company passed in accordance with the Law, being a resolution: (a) passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed; “Transfer Agent” means the transfer agent and registrar of the Shares; and “Voting Shares” means Ordinary Shares and Restricted Voting Common Shares. 2. In these Articles, save where the context requires otherwise: (a) words importing the singular number shall include the plural number and vice versa; (b) words importing the masculine gender only shall include the feminine gender and any Person as the context may require; (c) the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; (d) reference to a dollar or dollars (or $) and to a cent or cents is reference to dollars and cents of the United States of America; (e) reference to a statutory enactment shall include reference to any amendment or re- enactment thereof for the time being in force; EAST\184320735.3EAST\184320735.4

(f) reference to any determination by the Directors shall be construed as a determination by the Directors in their absolute discretion and shall be applicable either generally or in any particular case; and (g) reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another. 3. Subject to the two preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles. PRELIMINARY 4. The business of the Company may be commenced at any time after incorporation. 5. The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine. 6. The preliminary expenses incurred in the formation of the Company and in connection with the issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine. 7. The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Office. SHARES 8. Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may: (a) issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and (b) grant options with respect to such Shares and issue warrants or similar instruments with respect thereto; and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. 9. The Directors may, from time to time, create and constitute (or re-designate, as the case may be) such further class or classes of Shares (and designate series within any class of Shares) with such name or names, and with such preferred, deferred or other rights, powers, EAST\184320735.3EAST\184320735.4 preferences, qualifications, limitations or such restrictions, whether in regard to dividends, voting or return of capital or otherwise, as the Directors may determine. SHARE RIGHTS 10. Share Rights. The Preferred Shares, Ordinary Shares and Restricted Voting Common Shares of the Company shall have the following rights, preferences, privileges and be subject to the following restrictions: 10.1 Dividend Rights. Dividends on Preferred Shares shall begin to accrue on a daily basis at the prorated annual rate of US$0.045 per share of Preferred Shares (as such dollar amount is adjusted for stock splits, combinations, reclassifications and the like) from the date on which the Company issues its first Preferred Share and shall be cumulative. The holders of Preferred Shares shall be entitled to receive annual dividends or distributions, when and as declared by the Board of Directors of the Company, out of any assets of the Company legally available therefor. Notwithstanding the foregoing, the Company may elect to pay dividends on the Preferred Shares to each holder of Preferred Shares pro rata in additional Preferred Shares with a value equal to the amount of the dividends, provided to the extent the Company does not pay a dividend on the Preferred Shares in cash or in additional shares, the dividend shall accrue and accumulate compounded yearly whether or not such dividend was declared. No dividends shall be paid on any Ordinary Shares or Restricted Voting Common Shares during any fiscal year of the Company until dividends in the amount as specified herein on the Preferred Shares shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid. The holders of the Preferred Shares will be entitled to the greater of the dividend on the Ordinary Shares and the Preferred Shares in that fiscal year. The Restricted Voting Common Shares shall rank equally with the Ordinary Shares as to dividends on a share-for-share basis and all dividends shall be declared in equal or equivalent amounts per share on all Ordinary Shares and Restricted Voting Common Shares without preference or distinction. 10.2 Liquidation Rights. (a) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of the Restricted Voting Common Shares or the Ordinary Shares, the holders of the Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount in cash or kind for each Preferred Share held by them (the “Liquidation Amount”) equal to the greater of: (i) US$1.00 per Preferred Share (as such amount shall be appropriately adjusted to take into account stock splits, stock dividends and similar events) plus all declared and unpaid dividends thereon and (ii) the amount payable to the holder thereof upon a Liquidation if the Preferred Share had been converted to Restricted Voting EAST\184320735.3EAST\184320735.4

Common Shares or Ordinary Shares, as applicable in accordance with the terms hereof immediately prior to the Liquidation. (b) Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, including without limitation all declared and unpaid dividends on Preferred Shares, in full to all holders of Preferred Shares, then the net assets of the Company shall be distributed among the holders of the Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors. (c) Distributions in Excess of Liquidation Amount. After payment in full of the Liquidation Amount, including without limitation all declared and unpaid dividends on the Preferred Shares, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Ordinary Shares and the Restricted Voting Common Shares. The holders of the Restricted Voting Common Shares and the Ordinary Shares shall rank pari passu. 10.3 Voting Rights. Except as otherwise required under the Law, the holders of the Preferred Shares shall not be entitled to receive notice of, attend and vote at any general meeting of the Company, but (for the avoidance of doubt) may vote at a separate class meeting convened in accordance with these Articles. The holders of the Ordinary Shares shall have the right to receive notice of, attend at and vote at any general meeting of the Company. The holders of the Restricted Voting Common Shares have the right to receive notice of, attend at and vote as a Shareholder at any general meeting of the Company, PROVIDED THAT if the number of outstanding Restricted Voting Common Shares exceeds 30% of the total number of all issued and outstanding Voting Shares of the Company, the votes attached to each Restricted Voting Common Share will decrease automatically without further act or formality to equal the maximum permitted vote per Restricted Voting Common Share such that the Restricted Voting Common Shares as a class shall not carry more than 30% of the Aggregate Votes. 10.4 Redemption Rights. (a) Optional Redemption. The Company may redeem all or any of the outstanding Preferred Shares at any time or times at a redemption price equal to US$1.00 per share, payable in cash plus all accrued and unpaid dividends calculated to the redemption date, whether or not such dividends have been declared, commencing on the earlier of (i) two years after their date of issuance and (ii) the date the Preferred Share is transferred to a party such that the Preferred Share ceases to be beneficially owned or controlled directly or indirectly by Kingsway Financial Services Inc. or Kingsway America Inc. (and, for this purpose, such Preferred Share is also not held EAST\184320735.3EAST\184320735.4 directly or indirectly by a partnership, corporation or other entity in which Kingsway Financial Services Inc. or Kingsway America Inc. holds, directly or indirectly, ten percent (10%) or more of the capital, profits, value or voting interests). The Company shall give at least sixty (60) days prior written notice to each holder whose Preferred Shares are to be so redeemed. In the event that less than all of the outstanding Preferred Shares are to be redeemed, unless otherwise agreed to by the holders of 100% of the then outstanding Preferred Shares in writing, the Company shall select those shares to be redeemed from each holder of Preferred Shares pro rata, in proportion to the number of Preferred Shares held by such holders. (b) Status of Reacquired Stock. Preferred Shares that have been issued and purchased or redeemed in any manner shall (upon compliance with any applicable provisions of the laws of the Cayman Islands) have the status of authorized and unissued Preferred Shares undesignated as to series and, subject to the other provisions of these Articles, may be redesignated and reissued. 10.5 Conversion Rights. The holders of Shares shall have conversion rights as follows: (a) Each Preferred Share shall be convertible, at the option of the holder thereof, at any time or from time to time after the date that is the fifth (5th) anniversary of the first issuance date of any Preferred Share, at the office of the Company or the Transfer Agent, into such number of fully paid and non- assessable Restricted Voting Common Shares as is determined by multiplying the number of the Preferred Shares by the “Conversion Factor” at the time in effect for such share. The initial Conversion Factor per share for Preferred Shares shall be equal to 0.3808; provided, however, that such Conversion Factor shall be subject to adjustment as provided herein. Notwithstanding the foregoing, upon the disposition of a Preferred Share such that the Preferred Share ceases to be beneficially owned or controlled directly or indirectly by Kingsway Financial Services Inc. or Kingsway America Inc. (and, for this purpose, such Preferred Share is also not held directly or indirectly by a partnership, corporation or other entity in which Kingsway Financial Services Inc. or Kingsway America Inc. holds, directly or indirectly, ten percent (10%) or more of the capital, profits, value or voting interests) such Preferred Share shall be convertible into Ordinary Shares rather than Restricted Voting Common Shares pursuant to the terms of this Article 10.5. (b) Adjustments. The Conversion Factor of the Preferred Shares as described in Article 10.5(a) above shall be adjusted from time to time as follows: (i) In the event of (i) the issuance of Ordinary Shares or Restricted Voting Common Shares as a dividend or distribution on the Ordinary Shares or Restricted Voting Common Shares; (ii) the subdivision or combination of the Ordinary Shares or Restricted EAST\184320735.3EAST\184320735.4

Voting Common Shares; (iii) the issuance to holders of Ordinary Shares or Restricted Voting Common Shares of rights or warrants entitling them to subscribe for or purchase Ordinary Shares or Restricted Voting Common Shares; or (iv) the distribution to holders of Ordinary Shares or Restricted Voting Common Shares of Shares (other than Ordinary Shares or Restricted Voting Common Shares, respectively), evidences of indebtedness of the Company or assets or rights or warrants to subscribe for or purchase any of its securities, then, as a condition of such dividend, distribution, subdivision, combination or issuance, the Conversion Factor shall be equitably adjusted to provide for the issuance (upon subsequent conversion) of an equal amount of additional Ordinary Shares or Restricted Voting Common Shares or other assets, rights, warrants or other securities as if the Preferred Shares had been converted at that time. (ii) Subject to Article 10.5(b)(i) above, if any capital reorganization or reclassification of the capital stock of the Company or any Sale or Merger (as hereinafter defined) of the Company shall be effected in such a way that holders of Ordinary Shares or Restricted Voting Common Shares shall be entitled to receive capital stock, securities or assets with respect to or in exchange for Ordinary Shares or Restricted Voting Common Shares, then, as a condition of such reorganization, reclassification, Sale or Merger, lawful and adequate provisions shall be made whereby each holder of a share or Preferred Shares shall thereafter, upon conversion, have the right to receive such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Ordinary Shares or Restricted Voting Common Shares, as applicable into which the Preferred Shares held at the time of such capital reorganization, reclassification, Sale or Merger is convertible. For purposes hereof, a “Sale or Merger” of the Company shall mean (i) the sale, lease or other disposition of all or substantially all of the Company’s assets or (ii) the acquisition of the Company by another entity by way of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its parent or subsidiary. Subject to Article 10.5(b)(i) above, in the event of any such reorganization, reclassification, Sale or Merger, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Preferred Shares. An adjustment made pursuant to this EAST\184320735.3EAST\184320735.4 subparagraph (ii) shall become effective at the time at which such reclassification, recapitalization, Sale or Merger becomes effective. (iii) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Article 10.5(b)(i) or (ii) above, the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares or Restricted Voting Common Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares or Restricted Voting Common Shares entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made. (iv) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Factor pursuant to this Article 10.5, the Company at its expense shall promptly compute such adjustment or readjustment of the Conversion Factor in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. (c) Procedures for Conversion. (i) In order to exercise conversion rights pursuant to Article 10.5(a) above, the holder of the Preferred Shares to be converted shall deliver an irrevocable written notice of such exercise to the Company, at the office of the Transfer Agent. The holder of any Preferred Shares shall, upon any conversion of such Preferred Shares in accordance with this Article 10.5, surrender certificates representing the Preferred Shares to the Company, at the office of the Transfer Agent, and specify the name or names in which such holder wishes the certificate or certificates for shares of Ordinary Shares or Restricted Voting Common Shares to be issued. As promptly as practicable, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable Ordinary Shares or Restricted Voting Common Shares to which the holder of the Preferred Shares so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Article 10.5(c) (the “Conversion Date”). Conversion of the Preferred Shares into Ordinary Shares shall be effected by the redemption of the Preferred Shares on the Conversion Date for the appropriate number of EAST\184320735.3EAST\184320735.4

Ordinary Shares or Restricted Voting Common Shares (through the application of the redemption proceeds of the Preferred Shares and the capitalisation of an appropriate amount of share premium account), and the Company is hereby authorised to apply, on behalf of the relevant Member, the proceeds of redemption of any such Preferred Shares in paying for the Ordinary Shares or Restricted Voting Common Shares to be issued thereby. The Ordinary Shares or Restricted Voting Common Shares resulting from the conversion shall, as from the Conversion Date, rank pari passu in all respects with the remaining Ordinary Shares or Restricted Voting Common Shares, as applicable and the Preferred Shares so converted shall be available for reissue and until reissue shall form part of the authorised but unissued share capital of the Company. (ii) In connection with the conversion of any Preferred Shares, no fractions of shares of Ordinary Shares or Restricted Voting Common Shares shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Factor and such fractional interest. (iii) The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares or Restricted Voting Common Shares the full number of Ordinary Shares or Restricted Voting Common Shares of the Company issuable upon the conversion of all outstanding Preferred Shares. (d) Notices of Record Date. In the event that the Company shall propose at any time: (A) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (B) to effect any reorganization or reclassification of its Shares outstanding involving a change in the Ordinary Shares or Restricted Voting Common Shares; or (C) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, subject to receipt of a waiver in writing by the holders of the Preferred Shares, the Company shall mail to each holder of Preferred Shares: (i) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and (c) in Article 10.5(d) above; and (ii) in the case of the matters referred to in Article 10.5(d) (B) and (C) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such EAST\184320735.3EAST\184320735.4 transaction, whichever is earlier. The notice shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Ordinary Shares or Restricted Voting Common Shares shall be entitled to exchange their Ordinary Shares or Restricted Voting Common Shares for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. Subject to receipt of a waiver in writing by the holders of the Preferred Shares, the transaction shall in no event take place sooner than twenty (20) days after the Company has given the notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein. (e) Conversion Rights of Ordinary Shares. In the event that an offer is made to purchase the Restricted Voting Common Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Restricted Voting Common Shares are then listed, to be made to all or substantially all of the holders of the Restricted Voting Common Shares, each Ordinary Share shall become convertible at the option of the holder into one Restricted Voting Common Share, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Ordinary Shares for the purpose of depositing the resulting Restricted Voting Common Shares pursuant to the offer and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning the voting rights for Ordinary Shares notwithstanding their conversion. The Transfer Agent shall deposit the resulting Restricted Voting Common Shares on behalf of the holder. To exercise such conversion right, the holder or his attorney duly authorized in writing shall: (i) give written notice to the Transfer Agent of the exercise of such right and of the number of Ordinary Shares, in respect of which the right is being exercised; (ii) deliver to the Transfer Agent the share certificate or certificates, if any, representing the Ordinary Shares, in respect of which the right is being exercised; and (iii) pay any applicable stamp tax or similar duty on or in respect of such conversion. EAST\184320735.3EAST\184320735.4

No share certificates representing the Restricted Voting Common Shares, resulting from the conversion of the Ordinary Shares will be delivered to the holders on whose behalf such deposit is being made. If Restricted Voting Common Shares, resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned or withdrawn by the offeror or the offer otherwise expires without such Restricted Voting Common Shares being taken up and paid for, the Restricted Voting Common Shares resulting from the conversion will be re-converted into Ordinary Shares, without further act on the part of the Company, and the share certificate representing the Ordinary Shares, if any, will be sent to the holder by the Transfer Agent. In the event that the offeror takes up and pays for the Restricted Voting Common Shares, resulting from conversion, the Transfer Agent shall deliver to the holders thereof the consideration paid for such shares by the offeror. There will be no right to convert the Ordinary Shares into Restricted Voting Common Shares under this Article 10.5(e), in the following cases: (i) the offer to purchase Restricted Voting Common Shares is not required under applicable securities legislation to be made to all or substantially all of the holders of Restricted Voting Common Shares, that is, the offer is an “exempt take-over bid” within the meaning of the applicable securities legislation; or (ii) an offer to purchase Ordinary Shares is made concurrently with the offer to purchase Restricted Voting Common Shares, and the two offers are identical in respect of price per share, percentage of outstanding Shares for which the offer is made, and in all other material respects, including in respect of the conditions attaching thereto. The offer to purchase the Ordinary Shares must be unconditional, subject to the exception that the offer for the Ordinary Shares may contain a condition to the effect that the offeror is not required to take up and pay for Ordinary Shares deposited to the offer if no Shares are purchased pursuant to the contemporaneous offer for the Restricted Voting Common Shares. (f) Conversion Rights of Restricted Voting Common Shares upon Disposition. Upon the disposition of any Restricted Voting Common Share such that the Restricted Voting Common Shares ceases to be beneficially owned or controlled directly or indirectly by Kingsway Financial Services Inc. or Kingsway America Inc. (and, for this purpose, such Restricted Voting Common Share is also not held directly or indirectly by a partnership, corporation or other entity in which Kingsway Financial Services Inc. or Kingsway America Inc. holds, directly or indirectly, ten percent (10%) or more of the capital, profits, value or voting interests), such Restricted Voting Common Shares shall be mandatorily converted into fully paid and non- EAST\184320735.3EAST\184320735.4 assessable Ordinary Shares with each Restricted Voting Common Share converting into one Ordinary Share, subject to adjustment in accordance with the terms hereof. The holder of such Restricted Voting Common Shares shall, upon any disposition of such Restricted Voting Common Shares in accordance with this Article 10.5(f), surrender certificates representing the Restricted Voting Common Shares to the Company, at the office of the Transfer Agent, and specify the name or names in which such holder wishes the certificate or certificates for shares of Ordinary Shares to be issued. Conversion of the Restricted Voting Common Shares into Ordinary Shares shall be deemed to have been effected as of the date of receipt by the Company of written notice of such disposition pursuant to this Article 10.5(f) (the “Date of Conversion”). Conversion of the Restricted Voting Common Shares into Ordinary Shares shall be effected by the redemption of the Restricted Voting Common Shares on the Date of Conversion at their nominal value (through the application of share capital), the issue of the appropriate number of Ordinary Shares at their nominal value (through the application of the redemption proceeds of the Restricted Voting Common Shares and the capitalisation of an appropriate amount of the share premium account), and the Company is hereby authorised to apply, on behalf of the relevant holder, the proceeds of redemption of any such Restricted Voting Common Shares in paying for the Ordinary Shares to be issued thereby. The Ordinary Shares resulting from the conversion shall, as from the Date of Conversion, rank pari passu in all respects with the remaining Ordinary Shares and the Restricted Voting Common Shares so converted shall be available for reissue and until reissue shall form part of the authorised but unissued share capital of the Company. The Company shall at all times reserve and keep available out of its authorized but unissued share capital Ordinary Shares of the Company issuable upon the conversion of the Restricted Voting Common Shares. (g) Conversion Rights of Restricted Voting Common Shares upon Offer. In the event that an offer is made to purchase Ordinary Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Ordinary Shares are then listed, to be made to all or substantially all of the holders of Ordinary Shares, each Restricted Voting Common Share shall become convertible at the option of the holder into one Ordinary Share at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Restricted Voting Common Shares for the purpose of depositing the resulting Ordinary Shares pursuant to the offer and for no other reason, including notably with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning the voting rights for Restricted Voting Common Shares notwithstanding their conversion. The Transfer Agent shall deposit the resulting Ordinary Shares on behalf of the holder. EAST\184320735.3EAST\184320735.4

To exercise such conversion right, the holder or his attorney duly authorized in writing shall: (i) give written notice to the Transfer Agent of the exercise of such right and of the number of Restricted Voting Common Shares in respect of which the right is being exercised; (ii) deliver to the Transfer Agent the share certificate or certificates, if any, representing the Restricted Voting Common Shares in respect of which the right is being exercised; and (iii) pay any applicable stamp tax or similar duty on or in respect of such conversion. No share certificates representing the Ordinary Shares resulting from the conversion of the Restricted Voting Common Shares shall be delivered to the holders on whose behalf such deposit is being made. If Ordinary Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror; or the offer is abandoned or withdrawn by the offeror or the offer otherwise expires without such Ordinary Shares being taken up and paid for, the Ordinary Shares resulting from the conversion will be re-converted into Restricted Voting Common Shares without further act on the part of the Company and the share certificate representing the Restricted Voting Common Shares, if any, will be sent to the holder by the Transfer Agent. In the event that the offeror takes up and pays for the Ordinary Shares resulting from conversion, the Transfer Agent shall deliver to the holders thereof the consideration paid for such shares by the offeror. There will be no right to convert the Restricted Voting Common Shares into Ordinary Shares under this Article 10.5(g) in the following cases: (i) the offer to purchase Ordinary Shares is not required under applicable securities legislation or the rules of a stock exchange on which the Ordinary Shares are then listed to be made to all or substantially all of the holders of Ordinary Shares in a province of Canada to which the requirement applies, that is, the offer is an “exempt take-over bid” within the meaning of the applicable securities legislation; or (ii) an offer to purchase Restricted Voting Common Shares is made concurrently with the offer to purchase Ordinary Shares and the two offers are identical in respect of price per share, percentage of outstanding Shares for which the offer is made, and in all other material respects, including in respect of the conditions attaching thereto. The offer to purchase the Restricted Voting Common EAST\184320735.3EAST\184320735.4

Shares must be unconditional, subject to the exception that the offer for the Restricted Voting Common Shares may contain a condition to the effect that the offeror is not required to take up and pay for Restricted Voting Common Shares deposited to the offer if no shares are purchased pursuant to the contemporaneous offer for the Ordinary Shares. (h) Subdivision or Consolidation. No subdivision or consolidation of the Ordinary Shares or Restricted Voting Common Shares shall occur unless, simultaneously, the Ordinary Shares and the Restricted Voting Common Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the respective rights of the holders of the shares of each of the said classes. 11. The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful. 12. The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason. 13. For the purposes of enabling directors, officers, employees of, and consultants to, the Company and its affiliates to participate in the growth of the Company and of providing effective incentives to such directors, officers, employees and consultants, the Board may establish such plans (including stock option plans and stock purchase plans) and make such rules and regulations with respect thereto, and such changes in such plans, rules and regulations, as the Board may deem advisable from time to time. From time to time the Board may designate the directors, officers, employees and consultants entitled to participate in any such plan. For the purposes of any such plan, the Company may provide such financial assistance by means of loan, guarantee or otherwise to directors, officers, employees and consultants as is permitted by the Law or by any other applicable laws. MODIFICATION OF RIGHTS 14. Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may (unless otherwise provided by the terms of issue of the Shares of that Class) only be materially adversely varied or abrogated with the consent of the holders of that Class by Special Resolution but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Shareholders of the relevant Class present in person or by proxy representing not less than 5% of the outstanding Shares of that Class and that, subject to the terms of issue of the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of convening and holding a meeting pursuant to this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be EAST\184320735.3EAST\184320735.4 affected in the same way by the proposals under consideration but in any other case shall treat them as separate Classes. 15. The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking in any respect pari passu with or prior to them, or the redemption or purchase of Shares of any Class by the Company. CERTIFICATES 16. No Person shall be entitled to a certificate for any or all of his Shares. 17. Share certificates, if any, shall be in such form as the Board by resolution shall approve from time to time. 18. The Secretary or any other officer of the Company may prescribe either generally or in a particular case reasonable conditions (including the provision of an indemnity in favour of the Company) upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced. CONSIDERATION 19. A Share shall not be issued until the consideration for the Share is fully paid in money or in property or in past services that are not less in value than the fair equivalent of the money that the Company would have received if the Share had been issued for money. The Directors of the Company who vote for or consent to a resolution authorizing the issue of a Share for a consideration other than money are jointly and severally, or solidarily, liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of money that the Company would have received if the Share had been issued for money on the date of the resolution. A Director who proves that the Director did not know or could not have reasonably known that the Share was issued for a consideration less than the fair equivalent of the money that the Company would have received if the Share had been issued for money is not liable under this Article. A Director is not liable under this Article if the Director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on: (a) financial statements of the Company represented to the Director by an officer of the Company or in a written report of the auditor of the Company fairly to reflect the financial condition of the Company; or (b) a report of a person whose profession lends credibility to a statement made by the professional person. An action to enforce a liability imposed by this Article may not be commenced after two years from the date of the resolution authorizing the action complained of. EAST\184320735.3EAST\184320735.4

TRANSFER OF SHARES 20. No transfer of Shares need be recorded in the Register (and any register of transfers of the Company) except upon presentation of the original certificate representing such Shares, if any, executed by the Company (or an indemnity in favour of the Company in such form as the Secretary or any other officer of the Company may reasonably determine in the event of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced). The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares. TRANSMISSION OF SHARES 21. The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share. 22. Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy. 23. A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. ALTERATION OF SHARE CAPITAL 24. The Company may by Special Resolution: (a) by Ordinary Resolution consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; (b) by Ordinary Resolution subdivide its existing Shares, or any of them, into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; (c) by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorisedauthorized by law; and EAST\184320735.3EAST\184320735.4

(d) by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe. 25. The Company may by Ordinary Resolution cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled. 26. The holders of a Class or a series of Shares are entitled to vote separately as a Class or series (provided the series is affected by the amendment in a manner different from the other Shares of the same Class) on a proposal to amend the Company’ s Memorandum and Articles to: (a) add, change or remove the rights, privileges, restrictions or conditions attached to the Shares of such Class and, without limiting the generality of the foregoing, (i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, (ii) add, remove or change prejudicially redemption rights, (iii) reduce or remove a dividend preference or a liquidation preference, or (iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions; (b) increase the rights or privileges of any Class of Shares having rights or privileges equal or superior to the Shares of such Class; (c) make any Class of Shares having rights or privileges inferior to the Shares of such Class equal or superior to the Shares of such Class; (d) effect an exchange or create a right of exchange of all or part of the Shares of another Class into the Shares of such Class; or (e) constrain the issue, transfer or ownership of the Shares of such Class or change or remove such constraint. REDEMPTION AND PURCHASE OF SHARES 27. Subject to the Law and to the provisions of Article 10.4, the Company may: (a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine; EAST\184320735.3EAST\184320735.4

(b) purchase for cancellation its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and (c) make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Law, including out of its capital, profits or the proceeds of a fresh issue of Shares. 28. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption. 29. The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share. 30. The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie. GENERAL MEETINGS 31. The Directors may, whenever they think fit, convene a general meeting of the Company provided that the Company shall within one year of its incorporation or continuance and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. 32. General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least five percent of the Aggregate Votes deposited at the Office specifying the objects of the meeting for a date no later than 120 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not call such meeting within 21 days from the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company. NOTICE OF GENERAL MEETINGS 33. At least 21 days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be EAST\184320735.3EAST\184320735.4 convened by such shorter notice or without notice and in such manner as those Shareholders may think fit. 34. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting. PROCEEDINGS AT GENERAL MEETINGS 35. All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts, balance sheets and any report of the Directors or of the Auditors thereon, the appointment and removal of Directors, the appointment of the Auditors and the fixing of the remuneration of the Auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting. 36. No business shall be transacted at any general meeting unless a “quorum” of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, two or more Shareholders holding at least five percent of the Aggregate Votes present in person or by proxy and entitled to vote at that meeting, shall form a quorum. 37. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or if such a day is not a business day, the next business day and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum. 38. If the Directors wish to make this facility available to Shareholders for a specific general meeting or all general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. 39. The chairman, if any, of the Directors (or such other person being an officer or Director of the Company designated by the Board) shall preside as chairman at every general meeting of the Company. The Secretary or Assistant Secretary (if any) or any other officer in attendance and so nominated, shall act as secretary of the meeting and if no such persons are present or willing to act, the chairman shall appoint another person, who need not be a Shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be Shareholders, may be appointed by the chairman or by an Ordinary Resolution. 40. If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Shareholders present shall choose one of their number to be chairman of that meeting. EAST\184320735.3EAST\184320735.4

41. The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 42. The Directors may cancel or postpone any duly convened general meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. 43. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. 44. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 45. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote. 46. A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs. VOTES OF SHAREHOLDERS 47. Subject to any rights and restrictions described in Article 10.3 or for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder. 48. In the case of joint holders, where two or more persons hold Shares jointly, one of those holders present at a meeting of Shareholders may in the absence of the others vote the EAST\184320735.3EAST\184320735.4

Shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the Shares jointly held by them. 49. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote by proxy. 50. On a poll votes may be given either personally or by proxy. 51. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder. 52. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The chairman of the general meeting shall determine the authenticity of all signatures. 53. The chairman of any meeting of shareholders may also in his or her discretion, unless otherwise determined by resolution of the Board, accept (i) instruments of proxy which have been transmitted by facsimile, telegraphed, telexed, cabled or otherwise electronically transmitted to the Company or such agent as the Board may from time to time determine prior to such meeting and (ii) facsimile, telegraphic, telex, cable or electronic communication as to the authority of anyone claiming to vote on behalf of or to represent a shareholder, in each case whether or not an instrument of proxy conferring such authority has been lodged with the Company, and any votes cast in accordance with such facsimile, telegraphic, telex, cable or electronic proxy or communication accepted by the chairman shall be valid and any votes cast in accordance therewith shall be counted. 54. A proxy may be signed and delivered in blank and filled in afterwards by the chairman of the Board, the Secretary or any Assistant Secretary. 55. It shall not be necessary to insert in the proxy the number of shares owned by the appointor. 56. The Board may, at the Company’s expense, send out forms of proxy in which certain directors or officers are named, which may be accompanied by stamped envelopes for the return of the forms, even if the Directors so named vote the proxies in favour of their own election as Directors. 57. A proxy shall be acted upon only if it shall have been deposited with the Company or an agent thereof specified in the notice calling the meeting of shareholders prior to the time specified in the notice or such later time before the time of voting as the chairman of the meeting may determine, or, where no such time is specified in such notice, if it has been received by the Company or an agent thereof or the chairman of the meeting or any adjournment thereof before the time of voting. EAST\184320735.3EAST\184320735.4

58. A proxy is valid only at the meeting in respect of which it is give or any adjournment thereof. 59. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. 60. A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS 61. Any corporation which is a Shareholder may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of holders of a Class and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder. AUDITORS 62. The Auditors may only be appointed by Ordinary Resolution, whether or not recommended by the Directors. DIRECTORS 63. The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association. 64. The Company may by Ordinary Resolution appoint any natural person (not a corporation) to be a Director. 65. Subject to these Articles, a Director shall hold office until the next occurring annual general meeting of the Company. Each of the Directors may submit himself for re-election at the next occurring annual general meeting of the Company at which the Members shall by a majority of the votes cast either re-elect or replace him. Upon re-election or replacement, as appropriate, each Director or his replacement shall serve as a Director until the next occurring annual general meeting of the Company at which time he may offer himself for re-election. If a Director resigns prior to such annual general meeting, the remaining Directors may appoint a replacement to serve until such annual general meeting. 66. The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed, but unless such numbers are fixed as aforesaid the minimum number of Directors shall be three and the maximum number of Directors shall be fifteen. EAST\184320735.3EAST\184320735.4

67. The remuneration of the Directors and their entitlement to out of pocket expenses incurred in performing their duties, may be determined by the Directors. 68. There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution. 69. The Directors shall have power at any time and from time to time to appoint a natural person (not a corporation) as a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution. POWERS AND DUTIES OF DIRECTORS 70. Subject to the Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. The Directors will have the power to commence in the name of the Company a winding up or any other insolvency proceedings in accordance with the Law. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed. 71. The Directors may from time to time appoint any Person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice- presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director. 72. The Directors may appoint a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors. 73. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. 74. The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any EAST\184320735.3EAST\184320735.4 such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him. 75. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article. 76. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Persons. 77. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretion for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. 78. Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them. BORROWING POWERS OF DIRECTORS 79. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. THE SEAL 80. The Company may, if the Directors so determine, have a Seal. 81. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence. 82. The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be EAST\184320735.3EAST\184320735.4 given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose. 83. Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company. DISQUALIFICATION OF DIRECTORS 84. The office of Director shall be vacated, if the Director: (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns his office by notice in writing to the Company; or (d) is removed from office by Ordinary Resolution. PROCEEDINGS OF DIRECTORS 85. The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings in such manner as the chairman or any two Directors or any other officer designated by the Board may determine. Notice of the time and place or manner of participation for every Board meeting shall be sent to each Director not less than 48 hours before the time of the meeting. A director may at his discretion waive notice of any such meeting. Questions arising at any meeting shall be decided by a majority of votes. Where there are at least three Directors present and there is an equality of votes, the chairman shall be entitled to a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. 86. A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting. EAST\184320735.3EAST\184320735.4

87. The quorum necessary for the transaction of the business of the Directors at a meeting of the Board shall be fifty percent of the number of Directors so fixed or determined at that time (or, if that is a fraction, the next largest whole number of Directors). 88. A Director who is a party, or who, in any way, whether directly or indirectly has an interest in a party to a material contract or proposed material contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may not vote, but may be counted in the quorum, in respect of any contract or proposed contract or arrangement in which he may be interested. 89. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. 90. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company. 91. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording: (a) all appointments of officers made by the Directors; (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors. 92. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings. 93. A resolution signed by all the Directors entitled to receive notice of a meeting of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly EAST\184320735.3EAST\184320735.4 called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors. 94. The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose. 95. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting. 96. Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting. 97. A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall not have a second or casting vote. 98. All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director. DIVIDENDS 99. Subject always to Article 10.1 and any rights and restrictions for the time being attached to any Shares and the Law, the Directors (and only the Directors) may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. 100. The Directors may, before declaring any dividend or distribution, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or distribution or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. 101. Any dividend or distribution may be paid in any manner as the Directors may determine (including in the form of cash or non cash assets of the Company, or shares in the capital of EAST\184320735.3EAST\184320735.4 the Company). If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. 102. The Directors when paying dividends or distributions to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie. 103. Subject to any rights and restrictions for the time being attached to any Shares, all dividends or distributions shall be declared and paid according to the amounts paid up on the Shares. 104. If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend, distributions, or other moneys payable on or in respect of the Share. 105. No dividend or distribution shall bear interest against the Company. Any dividend or distribution unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION 106. The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors. 107. The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors. 108. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors. 109. The Company shall prepare and maintain, at its registered office or at any other place designated by the directors, records containing a securities register. Shareholders and their personal representatives may examine the securities register during the usual business hours of the Company, and may take extracts from the records, free of charge. A Shareholder who wishes to examine the securities register must first make a request to the Company or its agent, accompanied by an affidavit stating: (a) the name and address of the applicant; (b) the name and address for service of the corporation, if the applicant is a corporation; and (c) that the basic list and any supplemental lists (as defined in Article 110) obtained or the information contained in the securities register obtained as the case may be, will not be used except as permitted hereunder. On receipt of the affidavit, the Company or its agent shall EAST\184320735.3EAST\184320735.4 allow the applicant access to the securities register during the Company’s usual business hours, and, on payment of a reasonable fee, provide the applicant with an extract from the securities register. 110. Shareholders of the Company and their personal representatives, on payment of a reasonable fee and on sending to the Company or its agent the affidavit referred to Article 109 above, may on application require the Company or its agent to furnish within ten days after the receipt of the affidavit a list (herein referred to as the “basic list”) made up to a date not more than ten days before the date of receipt of the affidavit setting out the names of the Shareholders of the Company, the number of Shares owned by each Shareholder and the address of each Shareholder as shown on the records of the Company. The person requiring the Company to furnish a basic list may, by stating in the affidavit that they require supplemental lists, require the Company or its agent on payment of a reasonable fee to furnish a supplemental list setting out any changes from the basic list in the names or addresses of the Shareholders and the number of Shares owned by each Shareholder for each business day following the date the basic list is made up to (herein referred to as the “supplemental list”). The Company or its agent shall furnish the supplemental list: (a) on the date the basic list is furnished, where the information relates to changes that took place prior to that date; and (b) on the business day following the day to which the supplemental list relates, where the information relates to changes that take place on or after the date the basic list is furnished. 111. A list of Shareholders or information from a securities register obtained under Article 109 or 110 shall not be used by any person except in connection with: (a) an effort to influence the voting of Shareholders of the Company; (b) an offer to acquire securities of the Company; or (c) any other matter relating to the affairs of the Company. 112. The accounts relating to the Company’s affairs for a completed financial year shall be audited. 113. The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands. CAPITALISATION OF RESERVES 114. Subject to the Law, the Directors may, with the authority of an Ordinary Resolution: (a) resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution; (b) appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption EAST\184320735.3EAST\184320735.4 reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit, without the issue of any fractional Shares; (d) authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, and any such agreement made under this authority being effective and binding on all those Shareholders; and (e) generally do all acts and things required to give effect to the resolution. SHARE PREMIUM ACCOUNT 115. The Directors shall in accordance with the Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share. 116. There shall be debited from any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital. INVESTMENT ACCOUNTS 117. The Directors may establish separate accounts on the books and records of the Company (each an “Investment Account”) for each Class or series, or for more than one Class or series of Shares, as the case may be, and the following provisions shall apply to each Investment Account: (a) the proceeds from the allotment and issue of Shares of any Class or series may be applied in the books of the Company to the Investment Account established for the Shares of such Class or series; (b) the assets and liabilities and income and expenditures attributable to the Shares of any Class or series may be applied or allocated for accounting purposes to the relevant Investment Account established for such Shares subject to these Articles; (c) where any asset is derived from another asset (whether cash or otherwise), such derivative asset may be applied in the books of the Company to the Investment Account from which the related asset was derived and on each revaluation of an investment the increase or diminution in the value thereof (or the relevant portion of EAST\184320735.3EAST\184320735.4 such increase or diminution in value) may be applied to the relevant Investment Account; (d) in the case of any asset of the Company which the Directors do not consider is attributable to a particular Investment Account, the Directors shall have the discretion to determine the basis upon which any such asset shall be allocated among Investment Accounts and the Directors shall have power at any time and from time to time to vary such allocation; (e) where the assets of the Company not attributable to any Investment Accounts give rise to any net profits, the Directors may allocate the assets representing such net profits to the Investment Accounts as they may determine; (f) the Directors may determine the basis upon which any liability including expenses shall be allocated among Investment Accounts (including conditions as to subsequent reallocation thereof if circumstances so permit or require) and shall have power at any time and from time to time to vary such basis and charge expenses of the Company against either revenue or the capital of the Investment Accounts; and (g) the Directors may in the books of the Company transfer any assets to and from Investment Accounts if, as a result of a creditor proceeding against certain of the assets of the Company or otherwise, a liability would be borne in a different manner from that in which it would have been borne under paragraph (f) above, or in any similar circumstances. 118. Subject to any applicable law and except as otherwise provided in these Articles the assets held in each Investment Account shall be applied solely in respect of Shares of the Class or series to which such Investment Account relates and no holder of Shares of a Class or series shall have any claim or right to any asset allocated to any other Class or series. NOTICES 119. Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by ordinary mail or courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by cable, telex or facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders. 120. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened. 121. Any notice or other document, if served by: EAST\184320735.3EAST\184320735.4

(a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted; (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient; (c) recognised courier service, shall be deemed to have been served at the time of delivery; or (d) electronic mail shall be deemed to have been served immediately upon the time of the transmission by electronic mail. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service. 122. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share. 123. Notice of every general meeting of the Company shall be given to all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them. No other Person shall be entitled to receive notices of general meetings. INDEMNITY 124. Every Director, Secretary, assistant Secretary, or other officer of the time being and from time to time of the Company (but not including the Auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default, or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, and as may be further described in an Indemnity Agreement with an Indemnified Person. 125. No Indemnified Person shall be liable: EAST\184320735.3EAST\184320735.4

(a) for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or (b) for any loss on account of defect of title to any property of the Company; or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or (d) for any loss incurred through any bank, broker or other similar Person; or (e) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto; unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud. 126. To the fullest extent permitted by law, the Company shall be entitled to advance moneys to every director, officer and other individual for the costs, charges and expenses of a proceeding referred to in Article 125, however, the individual shall repay the moneys if the individual is not entitled to the indemnity as aforesaid as determined by the court or other competent authority. 127. From time to time the Board may determine that Indemnified Persons shall also include the employees of the Company who are not directors or officers of the Company or any particular one or more or class of such employees, either generally or in respect of a particular occurrence or class of occurrences. From time to time thereafter the Board may also revoke, limit or vary such application of this Article. 128. The provisions of Articles 124 to 127 inclusive, shall be in addition to and not in substitution for or operate by way of limitation of, any rights, immunities and protections to which a person is otherwise entitled. NON-RECOGNITION OF TRUSTS 129. Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors in their absolute discretion. WINDING-UP 130. If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as EAST\184320735.3EAST\184320735.4 aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes subject always to Article 10.2 above. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability. AMENDMENT OF ARTICLES OF ASSOCIATION 131. Subject to the Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part. CLOSING OF REGISTER OR FIXING RECORD DATE 132. For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 60 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register. 133. In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination. 134. If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof. REGISTRATION BY WAY OF CONTINUATION 135. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in EAST\184320735.3EAST\184320735.4 which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company. DISCLOSURE 136. The Directors, or any authorised service providers (including the officers, the Secretary and the registered office agent of the Company) shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company. RIGHTS OF DISSENT 137. A holder of Shares of any class of the Company may dissent if the Company resolves to: (a) amend its Memorandum and Articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class; (b) amend its Memorandum and Articles to add, change or remove any restriction on the business or businesses that the Company may carry on; (c) amalgamate, including a merger or consolidation pursuant to Section 233(7) of the Companies Law; (d) be continued into another jurisdiction; (e) sell, lease or exchange all or substantially all its property; or (f) carry out going private scheme or contract being the subject of Section 88 of the Companies Law. 138. In addition, a Member holding Shares of any Class or series of Shares entitled to vote may dissent if the Company resolves to amend its Memorandum and Articles as contemplated by Article 26. The right to dissent applies even if there is only one Class of Shares. 139. In addition to any other right the Member may have, but subject to limitations in Article 151, a Member who complies with the Articles on dissent is entitled, when the action approved by the resolution from which the Member dissents becomes effective, to be paid by the Company the fair value of the Shares in respect of which the Member dissents, determined as of the close of business on the day before the resolution was adopted or the order was made. 140. A dissenting Member may only claim a right of dissent with respect to all the Shares of a Class held on behalf of any one beneficial owner and registered in the name of the dissenting Member. The dissenting Member shall send to the Company, at or before any meeting of Members at which a resolution referred to in Articles 137 or 138 is to be voted on, a written objection to the resolution, unless the Company did not give notice to the Member of the purpose of the meeting and of their right to dissent. EAST\184320735.3EAST\184320735.4

141. The Company shall, within ten days after the Members adopt the resolution, send to each Member who has filed the objection referred to in Article 140, notice that the resolution has been adopted, but such notice is not required to be sent to any Member who voted for the resolution or who has withdrawn their objection. 142. A dissenting Member shall, within twenty days after receiving a notice under Article 141 or, if the Member does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the Company a written notice containing the Member’s name and address; the number and class of shares in respect of which the Member dissents; and a demand for payment of the fair value of such shares. 143. A dissenting Member shall, within thirty days after sending a notice under Article 142 send the certificates representing the Shares in respect of which the Member dissents, if any, to the Company or the Transfer Agent. A dissenting Member who fails to comply has no right to make a claim under these Articles on dissent. The Company or the Transfer Agent shall endorse on any share certificate received, a notice that the holder is a dissenting Member under these Articles on dissent and shall forthwith return the share certificates to the dissenting Member. 144. On sending a notice under Article 142, a dissenting Member ceases to have any rights as a Member other than to be paid the fair value of their shares as determined under these Articles on dissent except where the Member withdraws that notice before the Company makes an offer under Article 145, the Company fails to make an offer in accordance with Article 145 and the Member withdraws the notice, or the Directors revoke a resolution to amend the Memorandum and Articles, terminate an amalgamation agreement or an application for continuance, or abandon a sale, lease or exchange, in which case the Member’s rights are reinstated as of the date the notice was sent. 145. The Company shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the Company received the notice referred to in Article 142, send to each dissenting Member who has sent such notice a written offer to pay for their Shares in an amount considered by the Directors of the Company to be the fair value, accompanied by a statement showing how the fair value was determined; or if a limitations under Article 151 applies, a notification that it is unable lawfully to pay dissenting Member for their Shares. Every offer made for Shares of the same class or series shall be on the same terms. 146. Subject to limitations under Article 151 the Company shall pay for the shares of a dissenting Member within ten days after an offer made under Article 145 has been accepted, but any such offer lapses if the Company does not receive an acceptance thereof within thirty days after the offer has been made. 147. Where the Company fails to make an offer under Article 145 or if a dissenting Member fails to accept an offer, the Company may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting Member. If the Company fails to apply to a court, a dissenting Member may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow. An application of EAST\184320735.3EAST\184320735.4 the company or the dissenting Member must be made to a court having jurisdiction in the place where the Company has its registered office. A dissenting Member is not required to give security for costs in an application made. 148. On an application to a court under Article 147 all dissenting Member whose shares have not been purchased by the Company shall be joined as parties and are bound by the decision of the court; and the Company shall notify each affected dissenting Member of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel. The court may determine whether any other person is a dissenting Member who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting Member. 149. The final order of a court shall be rendered against the Company in favour of each dissenting Member and for the amount of the shares as fixed by the court. 150. A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting Member from the date the action approved by the resolution is effective until the date of payment. 151. The Company shall not make a payment to a dissenting Member if there are reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due; or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities. If this provision applies, the Company shall, within ten days after the pronouncement of a final order under Article 149 notify each dissenting Member that it is unable lawfully to pay dissenting Members for their shares. If this provision applies, a dissenting Member, by written notice delivered to the Company within thirty days after receiving such a notice may withdraw their notice of dissent, in which case the Company is deemed to consent to the withdrawal and the Member is reinstated to their full rights as a shareholder; or retain a status as a claimant against the Company, to be paid as soon as the Company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its Members. EAST\184320735.3EAST\184320735.4